UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                  Date of Event Requiring Report: July 18, 2000

                            CYBERAMERICA CORPORATION
                     --------------------------------------
             (Exact Name of Registrant as Specified on its Charter)


            I-9418                                   87-0509512
      -----------------                           ------------------
   (Commission File Number)                 (IRS Employer Identification Number)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                           --------------------------
                    (Address of Principal Executive Offices)


                                 (801) 575-8073
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

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On  July  18,  2000,  CyberAmerica  Corporation  acquired  from  World  Alliance
Consulting,   Inc.,   2,850,000   restricted  shares  of  the  common  stock  of
Chattown.com   Network,  Inc.  in  exchange  for  assigning  to  World  Alliance
Consulting, Inc. all of CyberAmerica's or its subsidiaries interests in the following corporations: Oasis International Corporation, Adobe Hills Ranch II, LLC, Diversified Holdings II, Inc., Diversified Holdings III, Inc., Diversified
Holdings  V,  Inc.,   Diversified   Land  and  Cattle  Co.,  Great  Basin  Water
Corporation, Lexington 3 Mile East Terrace Mountain Estates, Inc., Lexington 4 Mile East Terrace Mountain Estates, Inc., and Lexington One Mile East Little Pigeon Mountain Estates, Inc. These corporations all hold title to raw land in either Elko County, Nevada or Box Elder County, Utah. The Company's net equity in these real estate holdings, the primary assets of the corporations being transferred, was determined by the Company to be $857,912 or 9.7% of the net book of the Company. For more information on the these companies and the real property they own, see "Item 2. Description of Property" in the Company's December 31, 1999 Form 10KSB.

The Company decided to divest itself of these properties in an effort to improve its cash flow position. As a result of transferring these properties, the Company estimates that it will reduce negative cash flows associated with these parcels of real estate in the annual amount of $332,500.35. The Company's estimated interest expense will decrease by $207,000 over the next twelve months. The Company's board of directors has determined that it is in the best of the Company to shift its cash resources into purchasing additional improved properties or using the cash resources to invest in its improved properties that have a relatively short term potential to generate positive cash flows.

The Company accepted shares of Chattown.com which are restricted shares of common stock, at the market price on the date of the transaction of $0.53125 per share, or a total valuation for 2,850,000 shares of $1,514,062. As a result of the restricted nature of the shares and the currently thinly traded market for the Chattown.com shares, there is no guarantee of their ultimate value at a time when the Company may be able to liquidate the shares. The Company may discount the value of these shares because their value may be impaired as a result of their illiquid status.

World Alliance Consulting, Inc. is a Utah corporation that is 100% owned by Allen Wolfson, disclosed as a control person in the latest 10-KSB filed by the company, whose ownership of common stock in the Company was recently reduced below 10% in an agreement with the Company to settle debts owed to the Company by various entities related to or owned by Mr. Wolfson. Mr. Wolfson was expected to play a material role in the development of the raw land. In light of the Company's current intentions to discontinue its plans to develop raw land and remove Mr. Wolfson as a control person, terminate his employee status and substantially limit his role as a consultant, the Company believes that the disposition of these properties will further these initiatives.

Prior to signing the agreement for the transaction set forth above the board of directors approved the transaction in a unanimous vote and in a formal board resolution.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

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The following exhibit is include:

10(i)Stock  Purchase   Agreement  dated  July  18,  2000  between   CyberAmerica
     Corporation and World Alliance Consulting, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20th, 2000

                                                 CyberAmerica Corporation

                                                 By:/s/ Richard D. Surber
                                                   -------------------------
                                                   Richard D. Surber, President